FORM 8-K/A

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Current Report

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 7, 2007

Evolving Systems, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-24081 (Commission File Number)	84-1010843 (I.R.S. Employer Identification No.)

9777 Pyramid Court, Suite 100, Englewood, Colorado 80112
(Address of principal executive offices)	(ZipCode)

Registrant’s telephone number, including area code: (303) 802-1000

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:  This Form 8-K/A amends the Form 8-K that Evolving Systems filed on August 8, 2007 with regard to an amendment to the Company’s bylaws.  The previously filed Form 8-K inadvertently referenced the item number as Item 5.01.  The correct item number should have been Item Number 5.03 as described below.

ITEM 5.03                                       AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On August 7, 2007, the Board of Directors of Evolving Systems approved an amendment to the Company’s Bylaws to specifically state that the Company could issue shares of stock via certificate or uncertificated.  This amendment was adopted in response to the NASDAQ requirement that effective January 1, 2008, listed securities must be eligible for a Direct Registration Program which permits an investor’s ownership to be recorded and maintained on the books of the issuer or the transfer agent without the issuance of a physical stock certificate.  The full text of the amendment was filed as Exhibit 3(ii)(1) to the Form 8-K filed on August 8, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Evolving Systems, Inc.

Dated: August 9, 2007	By:	/s/ ANITA T. MOSELEY
Anita T. Moseley
Senior Vice President & General Counsel